April 30, 2009

Boyar Value Fund, Inc.

Boyar Asset Management, Inc.

35 East 21st Street, 8th Floor

New York, NY 10010

Re:

Post Effective Amendment No. 13 to

Boyar Value Fund, Inc.’s (the “Fund”)

Registration Statement on Form N-1A

(File Nos. 333-29253 and 811-08253)

Ladies and Gentlemen:

As counsel to the Fund, we have reviewed post-effective amendment no. 13 to the Fund’s Registration Statement on form N-1A (the “Amendment”) prepared by the Fund for electronic filing with the Securities and Exchange Commission.  We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the “1933 Act”), that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

We hereby consent to your filing this letter with the Securities and Exchange Commission together with the Amendment.  Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

Best regards,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:

/s/ Leonard A. Pierce

Leonard A. Pierce, Partner